                                 Exhibit (b)(2)

                              INDEPENDENT RESEARCH
                           AGENCY FOR LIFE INSURANCE

--------------------------------------------------------------------------------

                          PRESENTATION TO THE BOARD OF
                                   DIRECTORS

                                 JUNE 27, 1998

--------------------------------------------------------------------------------

       THE COOPERS & LYBRAND LLP
       FAIRNESS OPINION PROCESS

--------------------------------------------------------------------------------


                             A committee of four or five senior
                             partners encompassing functional,
                             industry and technical expertise
                                           |
Initial discussions with
   board members and    -- > Formation of the Coopers
     their advisors             & Lybrand Fairness    -- >    Due diligence and
                                 Opinion Committee          information gathering  -- > Formal analysis and work
                                                                                            paper preparation
                                                                                                    |
           ------------------------------------------------------------------------------------------
           |
  Preparation of draft
    fairness opinion   -- >  Initial Fairness Opinion
                              Committee analysis and  -- >  Final form of fairness
                                transaction review              opinion issued     -- >  Formal board
                                                                                         presentation


     INITIAL DISCUSSIONS WITH IRA
     GENERAL COUNSEL AND
     SPECIAL COMMITTEE MEMBERS

--------------------------------------------------------------------------------

-    Engagement letter issued on June 4, 1998

-    Coopers & Lybrand officially engaged by IRA Special Committee on
     June 8, 1998

- June 4, 1998 conference call with IRA Special Committee further defined the scope of the project and the Transaction

     THE COOPERS & LYBRAND
     ENGAGEMENT TEAM

--------------------------------------------------------------------------------

     Included as Exhibit I is an illustration of the engagement team.
     The key Coopers & Lybrand Partners involved in this project included the following:

-    Phil Clements - National Head of Corporate Finance
-    Dan MacMullan - National Head of Fairness Opinion Services
-    Paul Barnes - Corporate Finance Leader-Mid Atlantic Region
-    Jack Gibson - Coopers & Lybrand Consulting

     DUE DILIGENCE AND
     INFORMATION GATHERING

--------------------------------------------------------------------------------

-    Information collected from IRA on site - June 5, 1998

-    Inventory of documents provided by IRA (see Exhibit II)

- On site Management / Employee / Agent interviews conducted - June 15, 1998 (and as needed)

- Publicly available industry market data collected from databases / public filings on an ongoing basis

     FORMAL ANALYSIS AND WORK
     PAPER PREPARATION

--------------------------------------------------------------------------------

-    Summarized shareholder agreements (see Exhibit III)

-    Reviewed IRA shareholder litigation and other relevant court cases

-    Analyzed historical and prospective financial data

-    Performed insurance agency market analysis

- Considered IRA's existing and proposed incentive compensation plans including the Mission Accomplishment Plan ("MAP")

-    Reviewed all transaction documentation

     FORMAL ANALYSIS AND WORK
     PAPER PREPARATION (cont.)

--------------------------------------------------------------------------------

     Conclusions - General:

- Traditional valuation methods are not appropriate due to severe shareholder restrictions and structure of the Company

- Comparison of value realized by stockholders with and without the Transaction indicates Transaction is favorable to Class A Stockholders and Class B Stockholders

- Dividends and Capital Appreciation will be unavailable to current stockholders due to the MAP and other incentive compensation plans

     FORMAL ANALYSIS AND WORK
     PAPER PREPARATION (cont.)

--------------------------------------------------------------------------------

     Conclusions - Class B Only Stock:

- Funds will not be available to pay Dividends on Class B Stock (due to incentive compensation plans)

- Funds will not be available to provide for capital appreciation of Class B Stock (due to incentive compensation plans)

- Class B only stockholders maximize the present value of their investment by accepting cash payment of $28.24 per share

     FORMAL ANALYSIS AND WORK
     PAPER PREPARATION (cont.)
________________________________________________________________

     Conclusions - Class B Stock owned by Class A Stockholders:

- Funds will not be available to pay Dividends on Class B Stock (due to incentive compensation plans)

- Funds will not be available to provide for capital appreciation of Class B Stock (due to incentive compensation plans)

- Surviving Corporation Nonvoting Stock provides greater value than Class B stock due to the "Competitive Reinvestment Dividend"

FORMAL ANALYSIS AND WORK
PAPER PREPARATION (cont.)

--------------------------------------------------------------------------------

     Conclusions - Class B Stock owned by Class A Stockholders (cont.).

- Surviving Corporation Nonvoting Stock will be repurchased at same price that Class B Stock would have been repurchased

- Dividends paid by the Surviving Corporation will offset S-Corp tax liability

     FORMAL ANALYSIS AND WORK
     PAPER PREPARATION (cont.)

--------------------------------------------------------------------------------

     Conclusions - Class A Stock:

- Surviving Corporation Voting Stock provides greater present value than Class A Stock due to the "Competitive Reinvestment Dividend"

- Surviving Corporation Voting Stock will be repurchased at same price that Class A Stock would have been repurchased (after adjusting for the 5 for 1 exchange)

- Dividends paid by the Surviving Corporation will offset S-Corp tax liability

     INITIAL FAIRNESS OPINION
     COMMITTEE REVIEW

--------------------------------------------------------------------------------

- Prepared summary of Transaction and analysis for internal review by the Committee

-    Conducted phone conferences with the Committee assembled for this project

-    Responded to, and impacted analysis, for Committee member comments

     FINAL FORM OF
     FAIRNESS OPINION ISSUED

--------------------------------------------------------------------------------

- Draft form of Coopers & Lybrand's opinion provided for inclusion in the proxy submitted for SEC review and comment

- Coopers & Lybrand stands-by to issue its signed opinion for inclusion in the final proxy mailed to stockholders

- C&L will reaffirm its analysis and provide a signed version of its Opinion as of the date that the final proxy is filed

FORMAL BOARD PRESENTATION

--------------------------------------------------------------------------------

- Opportunity for questions and comments by members of IRA's Board of Directors

                                     EXHIBIT I

                                                                       EXHIBIT I


                             IRA BOARD OF DIRECTORS
                                       |
                              IRA SPECIAL COMMITTEE
                                       |
                    ---------------------------------------
                    |                                     |
     FAIRNESS OPINION COMMITTEE                 DAN MACMULLAN
    COMPRISED OF 4 C&L PARTNERS         LEAD CORPORATE FINANCE PARTNER
                    |                                     |
                    ---------------------------------------
                                       |
     JEFF DAVIS                        |                        JACK GIBSON
 Technical Advisor  --------------------------------------- Insurance Specialist
Incentive Plans/Tax                    |
                                       |
                ----------------------------------------------
                |                      |                      |
            DAVID HERR             PHIL WISLER           KEVIN HASSIN
         Senior Associate       Corporate Finance       Audit Manager
                                     Director             (New York)
         ----------------       -----------------      -----------------
              Staff              Overall Project        Consultation on
           Management                Manager           Accounting Issues

--------------------------------------------------------------------------------
                                     STAFF
--------------------------------------------------------------------------------

                                  EXHIBIT II

                                                                      Exhibit II

INDEPENDENT RESEARCH AGENCY
INVENTORY OF ITEMS PROVIDED BY IRA
COLLECTED JUNE 5, 1998

INVENTORY OF IRA INFORMATION

1    Directors and Officers Listing
2    History of Dividends
3    Stock Appreciation History
4    Top Officers Compensation
5    Incentive Compensation Plan
6    Class A Shareholders
7    Description of Board Members
8    Class B Shareholders
9    Cash Flow Models
10   Company History
11   Top Agent Listing
12   Interim Financials/ 10-Q
13   Non-Recurring Items
14   AM Best - Torchmark
15   AM Best - Universe Life
16   Agency Agreements
17   Plan of Merger - Chart
18   Agency Agreement - American Life
19   Agency Agreement - Liberty National
20   Agency Agreement - Globe Life
21   Agency Agreement - Monumental
22   Agency Agreement - North American Co.
23   Miscellaneous Correspondence
24   Dealer Agreements
25   Agent Listing by Region
26   Property Listing
27   Organizational Chart
28   Military Customer Demographics
29   Notes to Financial Statements
30   Internal Financial Statements
31   Articles of Incorporation
32   Organizational Bylaws
33   Mission Statement / Advertising Material
34   Sample Training Plan
35   Stock Transaction Printout
36   IRA vs. Hugenberg - Litigation - Motion
37   IRA vs. Hugenberg - Litigation - Brief
38   IRA vs. Hugenberg - Litigation - Expert
39   IRA vs. Hugenberg - Litigation - Appellee Brief
40   Class B Shareholder Agreement
41   Payne Class A Shareholder Agreement
42   Class A Shareholder Agreement

                                  EXHIBIT III

                                                                     Exhibit III
INDEPENDENT RESEARCH AGENCY
SHAREHOLDER AGREEMENTS
SUMMARY OF TERMS
PREPARED JUNE 1998


                     NON PAYNE FAMILY,           CLASS A AND CLASS B-      CLASS A AND CLASS B-          NON PAYNE FAMILY,
                  NON-BOARD CLASS A STOCK            PAYNE FAMILY           MEMBER OF BOARD OF        NON-BOARD CLASS B STOCK
                                                                                DIRECTORS
                --------------------------------------------------------------------------------------------------------------------
 REPURCHASED    At Any Time - Option of        Mandatory Repurchase if   Mandatory Repurchase      Mandatory Repurchase when:
 BY COMPANY     Company Mandatory              all Payne family members  when:                     1. Not a Texas Agent
                Repurchase when:               refuse to acquire         1. Not a Texas Agent      2. Not Employed by Company
                1. Not a Texas Agent           offered shares (Class A)  (A & B)                   3. Shareholder wants to Sell
                2. Not Employed by Company     Company has right of      2. Not a Board Member     4. Individual has > 5% of B
                3. Shareholder wants to        first refusal on Payne    (A)                       Shares
                Sell Mandatory Repurchase -    (Class B) after           3. Not Employed by
                12/31/2000                     Carroll's Death           Company (A & B)
                                               No Texas License          4. Shareholder wants
                                               triggers death clauses    to Sell (A & B)

 PRICE          Five times the Class B Price   Set at Discretion of      Five times the Class B    Set at Discretion of Company
                Set at Discretion of           Company                   Price                     - Sets B price for both sale
                Company                                                  Set at Discretion of      and repurchase
                                                                         Company

 TRANSFER-      Not allowed to transfer        Other Payne family        Not allowed to transfer   Not allowed to transfer
 ABILITY        pledge, assign or otherwise    members have right of     pledge, assign or         pledge, assign or otherwise
                encumber the stock             first refusal (Class A)   otherwise encumber the    encumber the stock
                                                                         stock
                                               At death, other Paynes
                                               can acquire B Shares
                                               until they own 5% of
                                               Company
 BINDING        Binding to owners and their                              Binding to owners and     Binding to owners and their
 NATURE         heirs, etc.                                              their heirs, etc.         heirs, etc.

 MISCELLANEOUS  Must be a Texas Agent          Supersedes all Prior      Applies to Current &      Applies to Current & Future
                                               Agreements                Future Stock              Stock

                                               Must be a Texas Agent     Must be a Texas Agent     Must be a Texas Agent

 ANTI-DILUTION  None                           Payne Family as a group   None                      None
                                               should own a minority
                                               interest by one share

 LIMITATION ON  None on A Shares               Individual can own a      Individual can own a      Individual can own a maximum
 OWNERSHIP                                     maximum of 5% of the      maximum of 5% of the      of 5% of the Class B Shares
                                               Class B Shares            Class B Shares

                                               Maximum Class A           None on A Shares
                                               ownership for Payne
                                               Family - 50% less one
                                               share